Exhibit 99.1

RXO Announces Fourth-Quarter Results

•Full-truckload market tightened significantly, squeezing Brokerage gross margin
•Brokerage late-stage pipeline increased by more than 50% year-over-year
•Managed Transportation awarded more than $200 million of freight under management in the quarter
•Finalized $450 million asset-based lending facility, which provides more flexibility through all market cycles

CHARLOTTE, N.C. — February 6, 2026 — RXO (NYSE: RXO) today reported its fourth-quarter financial results.
RXO Chairman and CEO Drew Wilkerson said, “In the fourth quarter, tightening in the freight market accelerated, driven by continued reductions in truckload capacity. This impacted our buy rates and squeezed our Brokerage gross margin. While demand remained soft, we have significant sales momentum. The Brokerage late-stage pipeline for new business grew by more than 50% year-over-year, and our Managed Transportation business was awarded more than $200 million of freight under management in the fourth quarter.”
Wilkerson continued, “We remain focused on profitable growth and long-term performance. Our larger scale, asset-light model and improving cost structure drive strong cash flow. Furthermore, our technology continues to advance through transformational AI, and our new $450 million lending facility ensures we’ll have flexibility across all market cycles. RXO is well positioned for the long term.”
Companywide Results
RXO’s revenue was $1.5 billion for the fourth quarter, compared to $1.7 billion in the fourth quarter of 2024. Gross margin was 14.8%, compared to 15.5% in the fourth quarter of 2024.
The company reported a fourth-quarter 2025 GAAP net loss of $46 million, compared to a net loss of $25 million in the fourth quarter of 2024. For the fourth quarter, RXO reported a GAAP diluted loss per share of $0.27.
The fourth-quarter 2025 GAAP net loss included $31 million in transaction, integration, restructuring and other costs, part of which was a $12 million goodwill impairment related to the restructuring of our ground and air express service offering within our Managed Transportation business. These, including amortization of intangibles, impacted GAAP earnings per share by $0.20, net of tax. Adjusted net loss in the quarter was $11 million, compared to adjusted net income of $10 million in the fourth quarter of 2024. Adjusted diluted loss per share was $0.07.
Adjusted EBITDA was $17 million, compared to $42 million in the fourth quarter of 2024. Adjusted EBITDA margin was 1.2%, compared to 2.5% in the fourth quarter of 2024.
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Brokerage
Volume in RXO’s Brokerage business declined by 4% year over year in the fourth quarter. Less-than-truckload volume increased by 31% but was offset by a 12% decline in full truckload volume.
Brokerage gross margin was 11.9% in the fourth quarter.
Complementary Services
Managed Transportation was awarded more than $200 million of freight under management in the quarter and increased the synergy loads provided to Brokerage.
Last Mile stops grew by 3% year-over-year.
RXO’s complementary services gross margin was 20.2% for the quarter.
New ABL Facility Replaces Revolving Credit Facility
The company finalized a $450 million asset-based revolving credit facility in the first quarter of 2026. The ABL facility replaces RXO’s previous $600 million unsecured revolving credit facility and provides more flexibility through all market cycles.
First-Quarter 2026 Outlook
RXO expects first-quarter 2026 adjusted EBITDA to be between $5 million and $12 million.
In Brokerage, the company expects overall volume to decline by 5% to 10% year-over-year and gross margin to be between 11% and 13% in the first quarter.
Conference Call
The company will hold a conference call and webcast on Friday, February 6th at 8 a.m. Eastern Standard Time. Participants can call in toll-free (from U.S./Canada) at 1-800-549-8228; international callers dial +1-289-819-1520. The conference ID is 22992.
A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com. A replay of the conference call will be available through February 13, 2026, by calling toll-free (from U.S./Canada) 1-888-660-6264; international callers dial +1-289-819-1325. Use the passcode 22992#. Additionally, the call will be archived on http://investors.rxo.com.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit  RXO.com  for more information and connect with RXO on Facebook, X, LinkedIn, Instagram and YouTube.
Media Contact
Nina Reinhardt
nina.reinhardt@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com

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Non-GAAP Financial Measures
We provide reconciliations of the non-GAAP financial measures contained in this release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.
The non-GAAP financial measures in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; and adjusted net income (loss) and adjusted diluted income (loss) per share (“adjusted EPS”).
We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance.
We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income (loss) and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business.
With respect to our financial outlook for the first quarter of 2026 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.
Forward-looking Statements
This release includes forward-looking statements, including statements relating to our outlook. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or
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implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: the effect of the completion of the transaction to acquire Coyote Logistics on the parties' business relationships and business generally; competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

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RXO, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024	2025	2024
Revenue	$1,469	$1,667	$5,742	$4,550
Cost of transportation and services (exclusive of depreciation and amortization)	1,203	1,357	4,611	3,565
Direct operating expense (exclusive of depreciation and amortization)	47	50	190	202
Sales, general and administrative expense	200	218	832	666
Depreciation and amortization expense	28	33	116	87
Transaction and integration costs	4	15	22	53
Restructuring costs	17	18	38	33
Goodwill impairment	12	—	12	—
Operating loss	(42)	(24)	(79)	(56)
Other expense	—	1	1	218
Interest expense, net	9	8	35	30
Loss before income taxes	(51)	(33)	(115)	(304)
Income tax benefit	(5)	(8)	(15)	(14)
Net loss	$(46)	$(25)	$(100)	$(290)

Loss per share
Basic	$(0.27)	$(0.15)	$(0.59)	$(2.17)
Diluted	$(0.27)	$(0.15)	$(0.59)	$(2.17)

Weighted-average common shares outstanding
Basic	168,715	164,407	168,462	133,412
Diluted	168,715	164,407	168,462	133,412
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RXO, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$17	$35
Accounts receivable, net of $16 and $13 in allowances, respectively	1,226	1,227
Other current assets	74	77
Total current assets	1,317	1,339
Long-term assets
Property and equipment, net of $381 and $317 in accumulated depreciation, respectively	134	135
Operating lease assets	238	276
Goodwill	1,111	1,123
Identifiable intangible assets, net of $164 and $146 in accumulated amortization, respectively	453	499
Other long-term assets	24	42
Total long-term assets	1,960	2,075
Total assets	$3,277	$3,414
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$539	$568
Accrued expenses	397	373
Short-term debt and current maturities of long-term debt	17	17
Short-term operating lease liabilities	75	81
Other current liabilities	10	26
Total current liabilities	1,038	1,065
Long-term liabilities
Long-term debt and obligations under finance leases	387	351
Deferred tax liabilities	51	88
Long-term operating lease liabilities	191	215
Other long-term liabilities	69	83
Total long-term liabilities	698	737
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value; 10,000 shares authorized; 0 shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.01 par value; 300,000 shares authorized; 164,160 and 162,517 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2	2
Additional paid-in capital	1,929	1,904
Accumulated deficit	(384)	(284)
Accumulated other comprehensive loss	(6)	(10)
Total equity	1,541	1,612
Total liabilities and equity	$3,277	$3,414

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RXO, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended December 31,
(In millions)	2025	2024
Operating activities
Net loss	$(100)	$(290)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization expense	116	87
Stock compensation expense	29	23
Deferred tax benefit	(21)	(19)
Deemed non-pro rata distribution	—	216
Impairment of operating lease assets	4	13
Goodwill impairment	12	—
Other	11	7
Changes in assets and liabilities
Accounts receivable	(5)	(109)
Other current assets and other long-term assets	19	8
Accounts payable	(16)	(65)
Accrued expenses, other current liabilities and other long-term liabilities	2	117
Net cash provided by (used in) operating activities	51	(12)
Investing activities
Payment for purchases of property and equipment	(59)	(45)
Business acquisition, net of cash acquired	(10)	(1,019)
Proceeds from sale of property and equipment	2	—
Other	(4)	—
Net cash used in investing activities	(71)	(1,064)
Financing activities
Proceeds from borrowings on revolving credit facilities	566	238
Repayment of borrowings on revolving credit facilities	(533)	(226)
Proceeds from issuance of common stock and pre-funded warrants	—	1,125
Payment for equity issuance costs	(1)	(30)
Repayment of debt and finance leases	(2)	(3)
Payment for debt issuance costs	—	(3)
Payment for tax withholdings related to vesting of stock compensation awards	(19)	(4)
Other	(10)	11
Net cash provided by financing activities	1	1,108
Effect of exchange rates on cash, cash equivalents and restricted cash	2	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(17)	30
Cash, cash equivalents and restricted cash, beginning of period	35	5
Cash, cash equivalents and restricted cash, end of period	$18	$35
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net	7	4
Cash paid for interest, net	32	27
Purchases of property and equipment in accounts payable, accrued expenses and other liabilities	11	3
Accrued tax withholdings related to vesting of stock compensation awards	—	15
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RXO, Inc.
Revenue Disaggregated by Service Offering
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions)	2025	2024	2025	2024
Revenue
Truck brokerage	$1,094	$1,267	$4,225	$3,029
Last mile	298	290	1,196	1,055
Managed transportation	133	141	549	600
Eliminations	(56)	(31)	(228)	(134)
Total	$1,469	$1,667	$5,742	$4,550
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RXO, Inc.
Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions)	2025	2024	2025	2024
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(46)	$(25)	$(100)	$(290)
Interest expense, net	9	8	35	30
Income tax benefit	(5)	(8)	(15)	(14)
Depreciation and amortization expense	28	33	116	87
Transaction and integration costs	4	15	22	53
Restructuring and other costs (1)	15	19	39	252
Goodwill impairment	12	—	12	—
Adjusted EBITDA (2)	$17	$42	$109	$118

Revenue	$1,469	$1,667	$5,742	$4,550
Adjusted EBITDA margin (2) (3)	1.2%	2.5%	1.9%	2.6%

(1)Other for the year ended December 31, 2024 reflects a one-time charge of $216 million representing a deemed non-pro rata distribution in connection with the private placement common stock issuance completed in August 2024.
(2)See the “Non-GAAP Financial Measures” section of the press release.
(3)Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

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RXO, Inc.
Reconciliation of Net Loss to Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Share
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024	2025	2024
Reconciliation of Net Loss to Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Share
Net loss	$(46)	$(25)	$(100)	$(290)
Amortization of intangible assets	11	17	47	28
Transaction and integration costs	4	15	22	53
Restructuring and other costs (1)	15	19	39	252
Goodwill impairment	12	—	12	—
Income tax associated with adjustments above (2)	(7)	(16)	(27)	(26)
Adjusted net income (loss) (3)	$(11)	$10	$(7)	$17

Adjusted diluted income (loss) per share (3)	$(0.07)	$0.06	$(0.04)	$0.12

Weighted-average shares outstanding
Diluted	168,715	169,885	168,462	136,684

(1)Other for the year ended December 31, 2024 reflects a one-time charge of $216 million representing a deemed non-pro rata distribution in connection with the private placement common stock issuance completed in August 2024.
(2)The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net loss. Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.
(3)See the “Non-GAAP Financial Measures” section of the press release.

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RXO, Inc.
Calculation of Gross Margin and Gross Margin as a Percentage of Revenue
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in millions)	2025	2024	2025	2024
Revenue
Truck brokerage	$1,094	$1,267	$4,225	$3,029
Complementary services (1)	431	431	1,745	1,655
Eliminations	(56)	(31)	(228)	(134)
Revenue	$1,469	$1,667	$5,742	$4,550

Cost of transportation and services (exclusive of depreciation and amortization)
Truck brokerage	$962	$1,100	$3,662	$2,610
Complementary services (1)	297	288	1,177	1,089
Eliminations	(56)	(31)	(228)	(134)
Cost of transportation and services (exclusive of depreciation and amortization)	$1,203	$1,357	$4,611	$3,565

Direct operating expense (exclusive of depreciation and amortization)
Truck brokerage	$1	$—	$2	$1
Complementary services (1)	46	50	188	201
Direct operating expense (exclusive of depreciation and amortization)	$47	$50	$190	$202

Direct depreciation and amortization expense
Truck brokerage	$1	$—	$1	$1
Complementary services (1)	1	2	8	8
Direct depreciation and amortization expense	$2	$2	$9	$9

Gross margin
Truck brokerage	$130	$167	$560	$417
Complementary services (1)	87	91	372	357
Gross margin	$217	$258	$932	$774

Gross margin as a percentage of revenue
Truck brokerage	11.9%	13.2%	13.3%	13.8%
Complementary services (1)	20.2%	21.1%	21.3%	21.6%
Gross margin as a percentage of revenue	14.8%	15.5%	16.2%	17.0%

(1)Complementary services include last mile and managed transportation services.

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